UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 29, 2018 ______________________
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Washington Street, Suite 201, Jersey City, New Jersey		07302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 863-9427

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

On January 29, 2018, Rand Logistics, Inc. (the “Company”) and certain of its U.S. subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Company’s Chapter 11 case is being administered under the caption In re: Rand Logistics, Inc. (Case No. 18-10175). The Debtors have filed a motion with the Court seeking to administer all of the Debtors’ Chapter 11 cases (the “Bankruptcy Cases”) jointly under the caption In re: Rand Logistics, et al. The Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. During the Bankruptcy Cases, the Debtors intend, subject to Court approval, to pay all trade vendors, suppliers and customers in the ordinary course of business.

The subsidiary Debtors in the Chapter 11 cases are Rand Finance Corp., Rand LL Holdings Corp., Grand River Navigation Company, Inc., Lower Lakes Transportation Company, Black Creek Shipping Company, Inc. and Black Creek Shipping Holding Company, Inc. None of the Company’s Canadian subsidiaries have filed petitions for bankruptcy protection either in the United States or Canada, and they will continue their operations in the ordinary course of business. The holders of the Company’s secured debt have agreed to forbear from taking any action with respect to the Canadian subsidiaries during the expected timeline of the Bankruptcy Cases.

The Bankruptcy Cases were filed in order to effectuate the Debtors’ pre-packaged plan of reorganization (the “Plan”), as originally reported by the Company in its Current Report on Form 8-K filed on November 22, 2017. As contemplated by the Plan, Lightship Capital LLC (“Lightship”) (an affiliate of American Industrial Partners), the holder of 100% of the Debtors’ second lien debt, has agreed to convert all of the second lien debt into 100% of the new common stock of the reorganized Company (subject to dilution by shares to be issued under an equity incentive plan for management and directors). Prior to filing the Bankruptcy Cases, the Debtors received a ballot from Lightship, the only creditor impaired under the Plan and entitled to vote to accept or reject the Plan, voting in favor of the Plan. The transactions contemplated by the Plan will materially de-lever the Company’s balance sheet, eliminating approximately $92 million in outstanding debt and resulting in Lightship becoming the owner of substantially all of the Company’s new common stock upon its emergence from Chapter 11.

Pursuant to the Plan, subject to Court approval, all holders of claims against the Debtors (except for the second lien debt held by Lightship) will be unimpaired; the Debtors’ trade creditors and vendors are expected to be paid in full in the ordinary course of business. All outstanding shares of preferred and common stock issued by the Company will be canceled with no recovery under the Plan.

The Debtors are targeting a hearing before the Court in late February to approve the Plan. Assuming Court approval of the Plan in late February, the Debtors expect to consummate the transactions contemplated by the Plan and emerge from Chapter 11 shortly thereafter.

The Debtors will enter into a $25 million “debtor in possession” financing facility with Lightship upon the commencement of the Bankruptcy Cases (subject to Court approval) to ensure adequate liquidity to fund their operations during the Bankruptcy Cases. The Debtors have also received a commitment from Ally Bank for exit financing to replace the Debtors’ existing revolving credit facility and enable them to emerge from Chapter 11 with adequate liquidity upon consummation of the Plan.

This Form 8-K is not a solicitation to accept or reject the proposed Plan (as defined below) referred to herein or an offer to sell or a solicitation of an offer to buy any securities of the Debtors.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Bankruptcy Cases constituted an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Documents”):

•	Term Loan Credit Agreement, dated as of March 11, 2014, by and among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc. (each, as a borrower), Black Creek Shipping Company, Inc., Lower Lakes Transportation Company, Grand River Navigation Company, Inc., Rand LL Holdings Corp., Rand Finance Corp., Black Creek Shipping Holding Company, Inc., Lower Lakes Ship Repair Company Ltd. and the Company (each, as a guarantor), Lightship Capital LLC, as successor agent, and the lenders party thereto, as amended, supplemented or otherwise modified from time to time.

•	Credit Agreement, dated March 27, 2015, among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc., and Black Creek Shipping Company, Inc. (each, as a borrower), Black Creek Shipping Company, Inc., Lower Lakes Transportation Company, Grand River Navigation Company, Inc., Rand LL Holdings Corp., Rand Finance Corp., Black Creek Shipping Holding Company, Inc., Lower Lakes Ship Repair Company Ltd. and the Company (each, as a guarantor), Bank of America, N.A., as agent, and the lenders party thereto, as amended, supplemented or otherwise modified from time to time.

Any efforts to enforce such payment obligations against the Debtors under the Debt Documents are automatically stayed as a result of the filing of the Bankruptcy Petitions and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Cautionary Note Regarding Forward-Looking Statements. Certain statements in this Form 8-K and the press release are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to: the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2017, and September 30, 2017, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2018	RAND LOGISTICS, INC.

	By:	/s/ Mark S. Hiltwein
Mark S. Hiltwein Chief Financial Officer